                                                                    EXHIBIT 5.01

                  Buchanan Ingersoll Professional Corporation
                                   Attorneys
                          58th Floor, 600 Grant Street
                           Pittsburgh, PA  15219-2887


                                  May 2, 1994


Adelphia Communications Corporation
5 West Third Street
Coudersport, PA  16915

Dear Sirs:

     We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation (the "Company"), in connection with the proposed private exchange (the "Private Exchange") by the Company of 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series B ("New Notes") for an equal principal amount of its outstanding 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A ("Old Notes") held by Salomon Brothers Inc ("Salomon") as the initial purchaser of the Old Notes on February 22, 1994.

     In connection with the proposed Private Exchange and the proposed public offering of the New Notes received therein by Salomon, we have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, as amended, the relevant corporate proceedings of the Company, the draft Registration Statement on Form S-3 covering the proposed offering of the New Notes by Salomon, which is proposed to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated February 22, 1994 with respect to the Old Notes and New Notes (the "Indenture"), the proposed form of First Supplemental Indenture ("First Supplemental Indenture") relating to the Indenture and the New Notes proposed to be issued to Salomon in the Private Exchange, and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We understand that the New Notes are to be issued to Salomon in the Private Exchange and are to be available for resale by Salomon, all in the manner described in the Prospectus which is a part of the Registration Statement and in the Indenture and First Supplemental Indenture.

     Based on the foregoing, we are of the opinion that:

     1. The issuance of the New Notes to Salomon pursuant to the terms of the Private Exchange, the Indenture and the First Supplemental Indenture have been duly authorized by proper corporate action of the Company.

Adelphia Communications Corporation
May 2, 1994
Page 2



     2. When the First Supplemental Indenture has been duly executed and delivered and the New Notes have been duly issued to and exchanged with Salomon in accordance with the terms of the Private Exchange, the Indenture and the First Supplemental Indenture, such New Notes will be validly issued and will constitute binding obligations of the Company, subject, as to enforcement, (i) to any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us in the Prospectus which is a part thereof.

                                            Sincerely,

                                            BUCHANAN INGERSOLL
                                             PROFESSIONAL CORPORATION


                                            By: /s/ Carl E. Rothenberger, Jr.
                                                -----------------------------
                                                Carl E. Rothenberger, Jr.